Exhibit 2

NIS Group CO., LTD. (8571)
Monthly Data for October 2006
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets

	(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total assets for SMEs	198,480,786	203,556,150	216,686,054	226,950,655	224,336,530	238,889,338	245,294,890

* Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable and real estate for sale.

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total number of accounts	81,438	80,899	80,153	79,355	78,717	75,768	75,217
Total loans to business owners	44,739	44,464	44,055	43,777	43,590	42,132	41,972
Business assist (Small business owner loans)	24,485	24,337	24,159	24,025	23,907	23,198	22,944
Business Timely loans	17,179	17,206	17,114	17,145	17,121	16,336	16,318
Secured loans	701	723	753	758	778	779	801
Notes receivable	2,374	2,198	2,031	1,849	1,784	1,819	1,909
Total loans to consumers	36,699	36,435	36,096	35,578	35,127	33,636	33,245
Smart assist (Wide loans)	27,321	26,976	26,592	26,164	25,763	25,014	24,614
First plan (Consumer loans)	9,378	9,459	9,504	9,414	9,364	8,622	8,631

	(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total loans receivable	220,621,130	225,335,500	237,107,375	246,111,628	242,023,268	254,200,835	260,113,778
Total loans to business owners	177,207,008	182,453,046	192,963,004	204,374,032	201,003,557	214,998,536	221,755,652
Business assist (Small business owner loans)	64,835,006	64,215,134	64,282,372	64,487,679	65,022,681	64,425,224	63,309,912
Business Timely loans	25,394,619	25,715,112	25,757,876	25,850,363	25,908,932	24,918,988	25,024,242
Secured loans	84,794,557	90,579,435	103,020,721	112,396,163	108,407,227	123,971,120	131,577,997
Notes receivable	2,182,825	1,943,364	1,802,034	1,639,826	1,664,715	1,683,202	1,843,499
Total loans to consumers	43,414,122	42,882,454	42,244,370	41,737,595	41,019,710	39,202,298	38,358,126
Smart assist (Wide loans)	40,412,835	39,854,879	39,211,996	38,755,652	38,064,488	36,477,650	35,663,401
First plan (Consumer loans)	3,001,286	3,027,574	3,032,374	2,981,943	2,955,221	2,724,648	2,694,724

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.
* Product names were changed from October 1, 2006.

	(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Assets held for leases and installments	9,453,524	9,239,140	9,562,155	9,993,409	10,558,509	10,981,486	11,018,843

* Assets held for leases and installments are mainly assets of NIS Lease Co., Ltd.
* Installments represent the amounts of total installments less the amounts of unrealized revenue from installments.

	(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Purchased loans receivable and real estate for sale in loan servicing	30,058,095	30,156,162	30,578,222	31,464,057	31,300,294	39,664,628	46,174,637

* Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd.

	(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Guaranteed borrowings outstanding	11,820,000	11,863,000	12,260,000	12,583,000	12,774,000	12,909,000	12,520,000
Sanyo Club	6,926,000	7,019,000	7,133,000	7,257,000	7,349,000	7,458,000	7,564,000
Shinsei Business Finance	3,043,000	2,976,000	2,893,000	2,833,000	2,767,000	2,634,000	2,462,000
Chuo Mitsui Finance Service	744,000	831,000	1,244,000	1,339,000	1,351,000	1,518,000	1,742,000
Accounts receivable guaranteed	1,105,000	1,036,000	989,000	1,152,000	1,305,000	1,298,000	750,000

* Amounts for guaranteed borrowings outstanding include accrued interest and are rounded down to the nearest million yen.
* Accounts receivable guaranteed, with the last day of the guarantee contract period at the end of month, are deducted from the October 2006 Guaranteed borrowings outstanding balance.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07	Total
Business assist (Small business owner loans)
Applications	1,277	1,436	1,328	1,513	1,584	1,401	1,456						9,995
Approvals	252	270	288	270	291	219	249						1,839
Approval ratio	19.73%	18.80%	21.69%	17.85%	18.37%	15.63%	17.10%						18.40%
Business Timely loans
Applications	1,471	1,348	1,239	1,214	1,251	1,175	1,133						8,831
Approvals	1,018	925	866	838	766	765	608						5,786
Approval ratio	69.20%	68.62%	69.90%	69.03%	61.23%	65.11%	53.66%						65.52%
Secured loans
Applications	167	162	164	194	265	234	216						1,402
Approvals	57	55	64	39	66	52	68						401
Approval ratio	34.13%	33.95%	39.02%	20.10%	24.91%	22.22%	31.48%						28.60%
Notes receivable
Applications	42	71	79	63	41	65	41						402
Approvals	33	50	56	23	31	42	26						261
Approval ratio	78.57%	70.42%	70.89%	36.51%	75.61%	64.62%	63.41%						64.93%
Smart assist (Wide loans)
Applications	4,485	5,896	4,099	3,982	4,783	3,513	4,405						31,163
Approvals	259	274	259	213	228	186	228						1,647
Approval ratio	5.77%	4.65%	6.32%	5.35%	4.77%	5.29%	5.18%						5.29%
First plan (Consumer loans)
Applications	1,305	2,029	2,321	2,379	2,023	2,166	2,811						15,034
Approvals	349	355	349	305	181	196	206						1,941
Approval ratio	26.74%	17.50%	15.04%	12.82%	8.95%	9.05%	7.33%						12.91%
*	Figures are a non-consolidate basis, and exclude business results of Aprek Co., Ltd.

*	The figures include applications and approvals through tie-up companies.

*	The number of approvals of Business Timely and First plan (Consumer loans) includes the number of approved cardholders, which includes credit lines with zero balance.

*	Product names were changed from October 1, 2006.

Newly Contracted Accounts and Loan Amounts by Application Channel
October 2005

											(amount in thousands of yen)
	Business assist (Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		Smart assist (Wide loans)		First plan (Consumer loans)		Total
Application channel	Number of accounts	Amount	Number of accounts	Amount	Number of accounts	Amount	Number of accounts	Amount	Number of accounts	Amount	Number of accounts	Amount	Number of accounts	Amount
OEM channels	56	205,050	238	252,012	0	—	0	—	1	1,500	39	11,479	334	470,042
Other	269	2,928,550	368	426,975	43	11,190,500	31	57,336	321	894,730	352	102,492	1,384	15,600,584

Total	325	3,133,600	606	678,988	43	11,190,500	31	57,336	322	896,230	391	113,971	1,718	16,070,626

October 2006

											(amount in thousands of yen)
	Business assist (Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		Smart assist (Wide loans)		First plan (Consumer loans)		Total
Application channel	Number of accounts	Amount	Number of accounts	Amount	Number of accounts	Amount	Number of accounts	Amount	Number of accounts	Amount	Number of accounts	Amount	Number of accounts	Amount
OEM channels	30	190,200	126	145,979	1	10,000	0	—	0	—	17	5,000	174	351,179
Other	219	2,006,240	258	348,883	67	15,041,222	26	33,816	228	880,182	161	44,513	959	18,354,859

Total	249	2,196,440	384	494,863	68	15,051,222	26	33,816	228	880,182	178	49,513	1,133	18,706,038

Month-End Number of Accounts and Balance of Loans Receivable by Application Channel

October 2005

											(amount in thousands of yen)
	Business assist (Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		Smart assist (Wide loans)		First plan (Consumer loans)		Total
Application channel	Number of accounts	Amount	Number of accounts	Amount	Number of accounts	Amount	Number of accounts	Amount	Number of accounts	Amount	Number of accounts	Amount	Number of accounts	Amount
OEM channels	1,791	5,622,607	5,334	8,626,684	11	80,589	3	7,000	11	21,753	1,221	380,933	8,371	14,739,568
Other	21,508	54,136,868	12,323	15,557,488	443	37,633,896	91	148,692	29,234	43,876,070	8,209	2,623,844	71,808	153,976,861

Total	23,299	59,759,475	17,657	24,184,173	454	37,714,486	94	155,692	29,245	43,897,824	9,430	3,004,777	80,179	168,716,430

October 2006

											(amount in thousands of yen)
	Business assist (Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		Smart assist (Wide loans)		First plan (Consumer loans)		Total
Application channel	Number of accounts	Amount	Number of accounts	Amount	Number of accounts	Amount	Number of accounts	Amount	Number of accounts	Amount	Number of accounts	Amount	Number of accounts	Amount
OEM channels	1,798	5,099,309	5,594	10,275,649	14	77,248	1	3,285	10	18,069	1,053	294,891	8,470	15,768,453
Other	18,644	48,075,509	10,724	14,748,593	663	125,127,707	114	168,187	24,604	35,645,331	7,578	2,399,833	62,327	226,165,163

Total	20,442	53,174,818	16,318	25,024,242	677	125,204,956	115	171,472	24,614	35,663,401	8,631	2,694,724	70,797	241,933,616

*	Figures are a non-consolidate basis, and exclude business results of Aprek Co., Ltd.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Partner Service, Inc. and Chuo Mitsui Finance Service Co., Ltd.

*	Product names were changed from October 1, 2006.

Delinquent Loans by Default Days as of October 31, 2004, 2005 and 2006
October 31, 2004

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Business Assist (Small business owner loans)	465,003	0.81	419,892	0.73	1,962,684	3.43	2,847,580	4.97	57,294,100
Business Timely loans	248,860	1.27	184,692	0.94	9,099	0.05	442,653	2.26	19,549,257
Secured loans	6,738	0.06	583	0.01	111,023	0.96	118,345	1.03	11,521,221
Notes receivable	4,721	2.28	13,558	6.53	2,176	1.05	20,456	9.86	207,511
Smart Assist (Wide loans)	424,422	0.82	316,895	0.61	1,480,767	2.85	2,222,085	4.28	51,959,363
First Plan (Consumer loans)	35,920	1.44	23,187	0.93	1,153	0.05	60,262	2.42	2,489,599

Total	1,185,667	0.83	958,809	0.67	3,566,905	2.49	5,711,382	3.99	143,021,053

October 31, 2005

							(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Business Assist (Small business owner loans)	531,090	0.89	281,036	0.47	2,065,091	3.46	2,877,217	4.81	59,759,475
Business Timely loans	290,022	1.20	181,581	0.75	7,808	0.03	479,412	1.98	24,184,173
Secured loans	0	0.00	2,477	0.01	448,699	1.19	451,176	1.20	37,714,486
Notes receivable	0	0.00	5,000	3.21	14,236	9.14	19,236	12.36	155,692
Smart Assist (Wide loans)	307,950	0.70	252,695	0.58	1,067,270	2.43	1,627,917	3.71	43,897,824
First Plan (Consumer loans)	47,471	1.58	30,622	1.02	1,132	0.04	79,226	2.64	3,004,777

Total	1,176,534	0.70	753,413	0.45	3,604,239	2.14	5,534,188	3.28	168,716,430

October 31, 2006

								(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Business Assist (Small business owner loans)	762,214	1.43	630,591	1.19	3,085,926	5.80	4,478,731	8.42	53,174,818
Business Timely loans	395,012	1.58	286,364	1.14	6,689	0.03	688,066	2.75	25,024,242
Secured loans	2,695	0.00	12,074	0.01	1,015,012	0.81	1,029,783	0.82	125,204,956
Notes receivable	0	0.00	7,000	4.08	25,469	14.85	32,469	18.94	171,472
Smart Assist (Wide loans)	426,333	1.20	282,481	0.79	1,019,365	2.86	1,728,179	4.85	35,663,401
First Plan (Consumer loans)	58,442	2.17	49,315	1.83	4,964	0.18	112,723	4.18	2,694,724

Total	1,644,698	0.68	1,267,827	0.52	5,157,428	2.13	8,069,954	3.34	241,933,616

*	Figures are a non-consolidate basis, and exclude business results of Aprek Co., Ltd.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	Product names were changed from October 1, 2006.

Month-End Breakdown of Borrowings and Borrowing Rates
Breakdown of borrowings by lender

	(amount in millions of yen)
	October 2005		October 2006		March 2006
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	104,114	66.66%	169,504	65.62%	131,521	62.03%
Bank	90,365	57.85%	96,180	37.24%	112,946	53.27%
Non-life insurance companies	1,779	1.14%	2,390	0.93%	1,981	0.93%
Other financial institutions	11,969	7.66%	70,933	27.46%	16,592	7.83%
Direct	52,080	33.34%	88,789	34.38%	80,491	37.97%

Total	156,195	100.00%	258,293	100.00%	212,013	100.00%

Borrowings by maturity

	(amount in millions of yen)
	October 2005		October 2006		March 2006
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	16,570	10.61%	93,033	36.02%	49,700	23.44%
Long-term loan	139,625	89.39%	165,260	63.98%	162,313	76.56%
Long-term loan within 1 year	62,724	40.16%	66,546	25.76%	59,603	28.11%
Long-term loan over 1 year	76,901	49.23%	98,713	38.22%	102,710	48.45%

Total	156,195	100.00%	258,293	100.00%	212,013	100.00%

Borrowing rates

			(%)
	October 2005	October 2006	March 2006
Indirect	1.71	1.52	1.46
Bank	1.67	1.52	1.45
Non-life insurance companies	2.07	1.60	1.84
Other financial institutions	1.96	1.53	1.46
Direct	1.15	1.03	0.90

Total	1.52	1.36	1.28

*	Figures are a non-consolidate basis, and exclude business results of Aprek Co., Ltd.

List of Main Investment Securities by Group Companies

	As of October 31, 2006
	(amount in yen)
			Book value		Market price
Listed Companies	Code	# of shares	per share	Book value	per share	Market value	Difference
Venture Link Co., Ltd.	9609	12,285,400	200	2,457,080,000	271	3,329,343,400	872,263,400
IDU Co.	8922	5,200	198,758	1,033,544,000	269,000	1,398,800,000	365,256,000
Raccoon Co., Ltd.	3031	500	17,204	8,602,428	440,000	220,000,000	211,397,572
Tosei Fudosan Co., Ltd.	8923	1,500	82,176	123,264,000	140,000	210,000,000	86,736,000
Info Mart Co.	2492	165	119,894	19,782,566	384,000	63,360,000	43,577,434
Tokushima Bank Ltd.	8561	122,971	592	72,895,869	780	95,917,380	23,021,511
Risk Monster Co., Ltd.	3768	2,500	117,847	294,619,450	125,000	312,500,000	17,880,550
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	1,871	32,368,300	8,131,000
Gamepot Inc.	3792	30	24,335	730,050	175,000	5,250,000	4,519,950
The Bank of Kochi, Ltd.	8416	60,000	258	15,480,000	245	14,700,000	(780,000)
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	134,000	66,464,000	(1,360,245)
MOC Corp.	2363	800	39,000	31,200,000	36,750	29,400,000	(1,800,000)
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	675	67,500,000	(6,439,500)
Aeria Inc.	3758	90	501,866	45,168,000	325,000	29,250,000	(15,918,000)
Kosaido Co., Ltd.	7868	1,887,000	1,060	2,000,220,000	742	1,400,154,000	(600,066,000)
Shinyei Kaisha	3004	7,275,000	400	2,912,774,646	257	1,869,675,000	(1,043,099,646)
Xinhua Finance Ltd.	9399	114,717	63,281	7,259,474,257	45,050	5,168,000,850	(2,091,473,407)
Others		30,922		12,036,739		22,045,195	10,008,456
Total				16,452,873,050		14,334,728,125	(2,118,144,925)

Non-listed Companies and Others				Book value
166 companies				10,286,479,682

* Deemed securities are included.